Exhibit 99.1

3Q 2025

SmartFinancial Announces Results for the Third Quarter 2025

KNOXVILLE, TN – October 21, 2025 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $13.7 million, or $0.81 per diluted common share, for the third quarter of 2025, compared to net income of $9.1 million, or $0.54 per diluted common share, for the third quarter of 2024, and compared to prior quarter net income of $11.7 million, or $0.69 per diluted common share.  Operating earnings1, which excludes non-recurring income and expenses, net of tax adjustments, totaled $14.5 million, or $0.86 per diluted common share, in the third quarter of 2025, compared to $9.1 million, or $0.54 per diluted common share, in the third quarter of 2024, and compared to $11.7 million, or $0.69 per diluted common share, in the second quarter of 2025.

Highlights for the Third Quarter of 2025

●	Achieved over $50 million in quarterly operating revenue
●	Operating earnings[1] of $14.5 million, or $0.86 per diluted common share
●	Net organic loan and lease growth of $98 million with 10% annualized quarter-over-quarter increase
●	Deposit growth of $179 million or 15% annualized quarter-over-quarter
●	Quarter over quarter tangible book value per common share[1] growth of 26%
●	$4.0 million pre-tax gain associated with the sale of SBK Insurance (“SBKI”)
●	Repositioned $85 million of available-for-sale securities, resulting in a pre-tax loss of $3.9 million
●	$100 million subordinated debt issuance to retire existing $40 million subordinated debt and fund additional growth

Billy Carroll, President & CEO, stated: "SmartFinancial continues to demonstrate improvement across all areas, as evidenced by our sixth consecutive quarter of positive operating leverage, 10% annualized organic loan growth, and 15% annualized deposit growth. Tangible book value per common share1 rose 26% quarter over quarter annualized and asset quality remained solid. Our strategic actions with SBKI unlocked capital but allowed us to remain an invested partner, affording us the best of both worlds. We look forward to a long partnership with SBKI and watching the agency thrive in its next chapter. A special thanks to all our associates for their dedication in executing all the strategic actions this quarter while maintaining operational excellence and exemplifying what SmartBank culture is all about.”

SmartFinancial's Chairman, Miller Welborn, concluded: "The Board is thrilled that the Company achieved its $50 million in quarterly revenue target ahead of schedule, a true testament to the hard work and dedication of our associates. Additionally, the SBKI partnership, subordinated debt issuance, and securities repositioning has strengthened our balance sheet and positioned us to take advantage of the opportunities ahead. On the heels of these achievements, we look forward to closing out 2025 with increased market share and laying the groundwork for an even stronger 2026.”

Net Interest Income and Net Interest Margin

Net interest income was $42.4 million for the third quarter of 2025, compared to $40.3 million for the prior quarter.  Average earning assets totaled $5.23 billion, an increase of $271.4 million from the prior quarter. The balances of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $121.0 million and average interest-earning cash of $152.6 million, offset by a decrease in average securities of $2.1 million. Average interest-bearing liabilities increased by $249.4 million from the prior quarter, primarily attributable to an increase in average interest-bearing deposits of $207.4 and average subordinated debt of $45.4 million, offset by a decrease in borrowings of $3.4 million.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

The tax equivalent net interest margin was 3.25% for the third quarter of 2025, down from 3.29% for the prior quarter. Asset yields stayed strong, but interest-bearing liability costs rose more rapidly than yields on interest-earning assets, partly due to the new subordinated debt issuance. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) was 6.05% for the third quarter of 2025, compared to 5.99% for the prior quarter.

The cost of total deposits for the third quarter of 2025 was 2.44%, compared to 2.39% in the prior quarter. The cost of interest-bearing liabilities was 3.07% for the third quarter of 2025, compared to 2.99% in the prior quarter. The cost of average interest-bearing deposits was 2.98% for the third quarter of 2025, compared to 2.95% for the prior quarter, an increase of three basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2025	2025	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	6.05%	5.99%	0.06%
Yield on loans and leases, FTE	6.14%	6.07%	0.07%
Yield on earning assets, FTE	5.68%	5.65%	0.03%
Cost of interest-bearing deposits	2.98%	2.95%	0.03%
Cost of total deposits	2.44%	2.39%	0.05%
Cost of interest-bearing liabilities	3.07%	2.99%	0.08%
Net interest margin, FTE	3.25%	3.29%	(0.04)%

Provision for Credit Losses on Loans and Leases and Credit Quality

At September 30, 2025, the allowance for credit losses was $39.1 million.  The allowance for credit losses to total loans and leases was 0.93% as of September 30, 2025, and 0.96% as of June 30, 2025.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2025	2025	(Decrease)
Beginning balance	$39,776	$38,175	$1,601
Charge-offs	(1,145)	(269)	(876)
Recoveries	92	123	(31)
Net charge-offs	(1,053)	(146)	(907)
Provision for credit losses (1)	351	1,747	(1,396)
Ending balance	$39,074	$39,776	$(702)

Allowance for credit losses to total loans and leases, gross	0.93%	0.96%	(0.03)%

(1)	The current quarter-ended and prior quarter-ended excludes an unfunded commitments release of $124 thousand and a provision of $664 thousand, respectively. At September 30, 2025, the unfunded commitment liability totaled $3.2 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.24% as of September 30, 2025, and 0.19% as of June 30, 2025.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.22% as of September 30, 2025, and 0.19% as of June 30, 2025.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2025	2025	(Decrease)
Nonaccrual loans and leases	$9,970	$7,889	$2,081
Loans and leases past due 90 days or more and still accruing	129	32	97
Total nonperforming loans and leases	10,099	7,921	2,178
Other real estate owned	-	144	(144)
Other repossessed assets	2,444	2,397	47
Total nonperforming assets	$12,543	$10,462	$2,081

Nonperforming loans and leases to total loans and leases, gross	0.24%	0.19%	0.05%
Nonperforming assets to total assets	0.22%	0.19%	0.03%

Noninterest Income

Noninterest income decreased $261 thousand to $8.6 million for the third quarter of 2025, compared to $8.9 million for the prior quarter.  The third quarter decrease was associated with a pre-tax loss of $3.9 million on the sale of $85 million of available-for-sale securities and the reduction of insurance commissions from the sale of SBKI and lower capital markets income included in other noninterest income.  These decreases were offset by a pre-tax gain on the sale of SBKI of $4.0 million.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2025	2025	(Decrease)
Service charges on deposit accounts	$1,831	$1,766	$65
Loss on sale of securities	(3,715)	(4)	(3,711)
Mortgage banking income	709	633	76
Investment services	1,690	1,440	250
Insurance commissions	1,049	1,554	(505)
Interchange and debit card transaction fees	1,338	1,342	(4)
Gain on sale of SBKI	3,955	-	3,955
Other	1,780	2,167	(387)
Total noninterest income	$8,637	$8,898	$(261)

Noninterest Expense

Noninterest expense increased $1.3 million to $33.9 million for the third quarter of 2025, compared to $32.6 million for the prior quarter. The third quarter’s increase was primarily attributable to an increase in restructuring expenses.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2025	2025	(Decrease)
Salaries and employee benefits	$19,544	$19,602	$(58)
Occupancy and equipment	3,468	3,432	36
FDIC insurance	1,025	992	33
Other real estate and loan related expenses	969	757	212
Advertising and marketing	454	390	64
Data processing and technology	2,594	2,651	(57)
Professional services	1,123	1,153	(30)
Amortization of intangibles	536	566	(30)
Restructuring expenses	1,310	-	1,310
Other	2,846	3,026	(180)
Total noninterest expense	$33,869	$32,569	$1,300

Income Tax Expense

Income tax expense was $3.3 million for the third quarter of 2025, an increase of $729 thousand, compared to $2.6 million for the prior quarter.

Balance Sheet Trends

Total assets at September 30, 2025, were $5.78 billion compared to $5.28 billion at December 31, 2024.  The $509.1 million increase is primarily attributable to increases in loans and leases of $316.0 million, cash and cash equivalents of $169.6 million, securities of $25.5 million, other investments of $3.9 million and bank owned life insurance of $2.7 million, offset by a decrease in goodwill and other intangibles of $8.9 million, primarily associated with the sale of SBKI.

Total liabilities were $5.25 billion at September 30, 2025, compared to $4.78 billion at December 31, 2024, an increase of $462.1 million.  Total deposits increased $364.4 million, which was driven primarily by increases in money market deposits of $178.8 million, other time deposits of $174.4 million, and interest-bearing demand deposits of $92.7 million, offset by a decline in brokered deposits of $47.4 million and noninterest demand deposits of $34.1 million. In addition, subordinated debt increased by $98.9 million.

Shareholders' equity at September 30, 2025, totaled $538.5 million, an increase of $47.0 million, from December 31, 2024. The increase in shareholders' equity was primarily driven by net income of $36.6 million for the nine months ending September 30, 2025, and a positive change of $12.9 million in accumulated other comprehensive loss, offset by dividends paid of $4.1 million.  Tangible book value per common share1 was $26.00 at September 30, 2025, compared to $22.85 at December 31, 2024.  Tangible common equity1 as a percentage of tangible assets1 was 7.78% at September 30, 2025, compared with 7.48% at December 31, 2024.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2025	2024	(Decrease)
Total assets	$5,784,983	$5,275,904	$509,079
Total liabilities	5,246,501	4,784,443	462,058
Total equity	538,482	491,461	47,021
Securities	634,459	608,987	25,472
Loans and leases	4,222,369	3,906,340	316,029
Deposits	5,050,897	4,686,483	364,414
Borrowings	1,301	8,135	(6,834)

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2025 on Tuesday, October 21, 2025, and will host a conference call on Wednesday, October 22, 2025, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (646) 844-6383 and enter the access code, 241226.  A replay of the conference call will be available through December 31, 2025, by dialing (866) 813-9403 or (929) 458-6194 and enter the access code, 307268.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliation

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets
(ix)	Operating efficiency ratio

Operating earnings, operating PPNR earnings, operating noninterest income and operating noninterest expense exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our disposition, merger and acquisition activity, including risks associated with our pursuit of future acquisitions or sales;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the new administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts;
(20)	the impact of government actions or inactions, including a prolonged shutdown of the federal government; and
(21)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2025	2025	2025	2024	2024
Assets:
Cash and cash equivalents	$557,127	$365,096	$422,984	$387,570	$192,914
Securities available-for-sale, at fair value	511,095	502,150	499,445	482,328	501,336
Securities held-to-maturity, at amortized cost	123,364	124,520	125,576	126,659	127,779
Other investments	14,888	14,713	14,371	14,740	20,352
Loans held for sale	9,855	5,484	3,843	5,996	5,804
Loans and leases	4,222,369	4,124,062	3,992,207	3,906,340	3,717,478
Less: Allowance for credit losses	(39,074)	(39,776)	(38,175)	(37,423)	(35,609)
Loans and leases, net	4,183,295	4,084,286	3,954,032	3,868,917	3,681,869
Premises and equipment, net	89,250	90,204	90,708	91,093	91,055
Other real estate owned	—	144	144	179	179
Goodwill and other intangibles, net	95,807	103,588	104,154	104,723	105,324
Bank owned life insurance	118,610	117,697	116,805	115,917	105,025
Other assets	81,692	82,981	79,155	77,782	77,297
Total assets	$5,784,983	$5,490,863	$5,411,217	$5,275,904	$4,908,934
Liabilities:
Deposits:
Noninterest-bearing demand	$931,477	$906,965	$884,294	$965,552	$863,949
Interest-bearing demand	929,454	843,820	885,063	836,731	834,207
Money market and savings	2,218,313	2,124,623	2,131,828	2,039,560	1,854,777
Time deposits	971,653	996,712	907,474	844,640	769,558
Total deposits	5,050,897	4,872,120	4,808,659	4,686,483	4,322,491
Borrowings	1,301	6,966	7,610	8,135	8,997
Subordinated debt	138,604	39,726	39,705	39,684	39,663
Other liabilities	55,699	52,924	49,302	50,141	48,760
Total liabilities	5,246,501	4,971,736	4,905,276	4,784,443	4,419,911
Shareholders' Equity:
Common stock	17,028	17,018	17,018	16,926	16,926
Additional paid-in capital	295,742	295,209	294,736	294,269	293,909
Retained earnings	236,380	224,061	213,721	203,824	195,537
Accumulated other comprehensive loss	(10,781)	(17,274)	(19,647)	(23,671)	(17,349)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	538,369	519,014	505,828	491,348	489,023
Non-controlling interest - preferred stock of subsidiary	113	113	113	113	—
Total shareholders' equity	538,482	519,127	505,941	491,461	489,023
Total liabilities & shareholders' equity	$5,784,983	$5,490,863	$5,411,217	$5,275,904	$4,908,934

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2025	2025	2024	2024	2024	2025	2024
Interest income:
Loans and leases, including fees	$64,282	$61,049	$57,762	$57,951	$54,738	$183,094	$155,611
Investment securities:
Taxable	4,876	4,848	4,775	5,050	5,233	14,499	15,101
Tax-exempt	441	395	354	351	350	1,190	1,056
Federal funds sold and other earning assets	4,919	3,161	3,485	2,744	3,635	11,565	13,255
Total interest income	74,518	69,453	66,376	66,096	63,956	210,348	185,023
Interest expense:
Deposits	30,464	28,301	27,335	27,437	27,350	86,100	81,824
Borrowings	14	70	70	89	709	155	985
Subordinated debt	1,610	739	733	787	865	3,082	2,647
Total interest expense	32,088	29,110	28,138	28,313	28,924	89,337	85,456
Net interest income	42,430	40,343	38,238	37,783	35,032	121,011	99,567
Provision for credit losses	227	2,411	979	2,135	2,575	3,618	3,018
Net interest income after provision for credit losses	42,203	37,932	37,259	35,648	32,457	117,393	96,549
Noninterest income:
Service charges on deposit accounts	1,831	1,766	1,736	1,778	1,780	5,333	5,084
Gain (loss) on sale of securities, net	(3,715)	(4)	—	64	—	(3,719)	—
Mortgage banking	709	633	493	541	410	1,835	1,038
Investment services	1,690	1,440	1,769	1,382	1,881	4,899	4,563
Insurance commissions	1,049	1,554	1,412	1,832	1,477	4,016	3,865
Interchange and debit card transaction fees	1,338	1,342	1,220	1,332	1,349	3,900	3,945
Gain on sale of SBKI	3,955	—	—	—	—	3,955	—
Other	1,780	2,167	1,967	2,101	2,242	5,914	6,627
Total noninterest income	8,637	8,898	8,597	9,030	9,139	26,133	25,122
Noninterest expense:
Salaries and employee benefits	19,544	19,602	19,234	19,752	18,448	58,380	52,348
Occupancy and equipment	3,468	3,432	3,397	3,473	3,423	10,298	10,144
FDIC insurance	1,025	992	960	825	825	2,977	2,565
Other real estate and loan related expense	969	757	658	1,241	460	2,383	1,582
Advertising and marketing	454	390	382	397	327	1,226	924
Data processing and technology	2,594	2,651	2,657	2,495	2,519	7,903	7,435
Professional services	1,123	1,153	1,368	1,017	1,201	3,643	3,190
Amortization of intangibles	536	566	569	601	604	1,671	1,824
Restructuring expenses	1,310	—	—	—	—	1,310	—
Other	2,846	3,026	3,071	2,490	3,039	8,945	8,587
Total noninterest expense	33,869	32,569	32,296	32,291	30,846	98,736	88,599
Income before income taxes	16,971	14,261	13,560	12,387	10,750	44,790	33,072
Income tax expense	3,285	2,556	2,306	2,747	1,610	8,146	6,572
Net income	$13,686	$11,705	$11,254	$9,640	$9,140	$36,644	$26,500
Earnings per common share:
Basic	$0.82	$0.70	$0.67	$0.58	$0.55	$2.18	$1.58
Diluted	$0.81	$0.69	$0.67	$0.57	$0.54	$2.17	$1.57
Weighted average common shares outstanding:
Basic	16,781,236	16,778,988	16,767,535	16,729,509	16,726,658	16,775,970	16,782,200
Diluted	16,908,920	16,878,736	16,872,097	16,863,780	16,839,998	16,886,153	16,874,316

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,171,444	$64,526	6.14%	$4,050,485	$61,294	6.07%	$3,634,808	$54,993	6.02%
Taxable securities	556,894	4,876	3.47%	562,660	4,848	3.46%	564,978	5,233	3.68%
Tax-exempt securities[2]	69,843	558	3.17%	66,223	500	3.03%	63,561	443	2.77%
Federal funds sold and other earning assets	428,209	4,919	4.56%	275,647	3,161	4.60%	267,252	3,634	5.41%
Total interest-earning assets	5,226,390	74,879	5.68%	4,955,015	69,803	5.65%	4,530,599	64,303	5.65%
Noninterest-earning assets	408,560			405,804			381,306
Total assets	$5,634,950			$5,360,819			$4,911,905

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$869,690	4,048	1.85%	$835,394	3,785	1.82%	$925,307	5,289	2.27%
Money market and savings deposits	2,186,245	16,693	3.03%	2,104,236	15,762	3.00%	1,917,301	16,608	3.45%
Time deposits	1,005,800	9,723	3.84%	914,658	8,754	3.84%	560,699	5,453	3.87%
Total interest-bearing deposits	4,061,735	30,464	2.98%	3,854,288	28,301	2.95%	3,403,307	27,350	3.20%
Borrowings	4,351	14	1.28%	7,783	70	3.61%	53,592	709	5.26%
Subordinated debt	85,113	1,610	7.50%	39,714	739	7.46%	40,846	865	8.42%
Total interest-bearing liabilities	4,151,199	32,088	3.07%	3,901,785	29,110	2.99%	3,497,745	28,924	3.29%
Noninterest-bearing deposits	900,079			898,428			884,938
Other liabilities	57,843			49,539			50,580
Total liabilities	5,109,121			4,849,752			4,433,263
Shareholders' equity	525,829			511,067			478,642
Total liabilities and shareholders' equity	$5,634,950			$5,360,819			$4,911,905

Net interest income, taxable equivalent		$42,791			$40,693			$35,379
Interest rate spread			2.62%			2.66%			2.36%
Tax equivalent net interest margin			3.25%			3.29%			3.11%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.90%			126.99%			129.53%
Percentage of average equity to average assets			9.33%			9.53%			9.74%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $244 thousand, $245 thousand, and $255 thousand of taxable equivalent income for the quarters ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $117 thousand, $105 thousand, and $93 thousand of taxable equivalent income for the quarters ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,055,251	$183,829	6.06%	$3,532,768	$156,123	5.90%
Taxable securities	558,493	14,499	3.47%	588,679	15,101	3.43%
Tax-exempt securities[2]	66,408	1,506	3.03%	63,804	1,336	2.80%
Federal funds sold and other earning assets	337,385	11,566	4.58%	322,339	13,255	5.49%
Total interest-earning assets	5,017,537	211,400	5.63%	4,507,590	185,815	5.51%
Noninterest-earning assets	406,751			381,743
Total assets	$5,424,288			$4,889,333

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$850,720	11,577	1.82%	$968,139	17,299	2.39%
Money market and savings deposits	2,118,652	47,518	3.00%	1,910,452	49,285	3.45%
Time deposits	934,255	27,005	3.86%	543,887	15,240	3.74%
Total interest-bearing deposits	3,903,627	86,100	2.95%	3,422,478	81,824	3.19%
Borrowings	6,769	155	3.06%	25,941	985	5.07%
Subordinated debt	55,006	3,082	7.49%	41,691	2,647	8.48%
Total interest-bearing liabilities	3,965,402	89,337	3.01%	3,490,110	85,456	3.27%
Noninterest-bearing deposits	894,254			882,168
Other liabilities	52,905			48,299
Total liabilities	4,912,561			4,420,577
Shareholders' equity	511,727			468,756
Total liabilities and shareholders' equity	$5,424,288			$4,889,333

Net interest income, taxable equivalent		$122,063			$100,359
Interest rate spread			2.62%			2.24%
Tax equivalent net interest margin			3.25%			2.97%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.53%			129.15%
Percentage of average equity to average assets			9.43%			9.59%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $735 thousand and $512 thousand of taxable equivalent income for the nine months ended September 30, 2025, and 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $316 thousand and $280 thousand of taxable equivalent income for the nine months ended September 30, 2025, and 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2025	2025	2025	2024	2024
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,136,080	$1,114,133	$1,117,392	$1,080,404	$1,031,708
Owner occupied	1,012,088	958,989	885,396	867,678	868,077
Commercial real estate, total	2,148,168	2,073,122	2,002,788	1,948,082	1,899,785
Consumer real estate	811,150	803,270	784,602	741,836	690,504
Construction & land development	390,691	391,155	357,393	361,735	315,006
Commercial & industrial	794,751	778,754	768,454	775,620	731,600
Leases	60,301	62,495	64,208	64,878	67,052
Consumer and other	17,308	15,266	14,762	14,189	13,531
Total loans and leases	$4,222,369	$4,124,062	$3,992,207	$3,906,340	$3,717,478

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$10,099	$7,921	$7,807	$7,872	$9,491
Other real estate owned	—	144	144	179	179
Other repossessed assets	2,444	2,397	2,414	2,037	2,949
Total nonperforming assets	$12,543	$10,462	$10,365	$10,088	$12,619
Modified loans and leases[1] not included in nonperforming loans and leases	$1,783	$1,660	$1,978	$3,989	$4,053
Net charge-offs to average loans and leases (annualized)	0.10%	0.01%	0.01%	0.02%	0.15%
Allowance for credit losses to loans and leases	0.93%	0.96%	0.96%	0.96%	0.96%
Nonperforming loans and leases to total loans and leases, gross	0.24%	0.19%	0.20%	0.20%	0.26%
Nonperforming assets to total assets	0.22%	0.19%	0.19%	0.19%	0.26%

Capital Ratios:
Equity to Assets	9.31%	9.45%	9.35%	9.32%	9.96%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.78%	7.71%	7.57%	7.48%	7.99%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.20%	8.25%	8.16%	8.29%	8.44%
Common equity Tier 1	9.85%	9.67%	9.79%	9.76%	10.06%
Tier 1 capital	9.85%	9.67%	9.79%	9.76%	10.06%
Total capital	13.31%	11.04%	11.18%	11.10%	11.62%

SmartBank[3]
Tier 1 leverage	9.59%	8.88%	8.76%	8.94%	9.17%
Common equity Tier 1	11.56%	10.41%	10.51%	10.51%	10.92%
Tier 1 capital	11.56%	10.41%	10.51%	10.51%	10.92%
Total capital	12.37%	11.25%	11.35%	11.30%	11.69%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2025	2025	2025	2024	2024	2025	2024
Selected Performance Ratios (Annualized):
Return on average assets	0.96%	0.88%	0.87%	0.75%	0.74%	0.90%	0.72%
Return on average shareholders' equity	10.33%	9.19%	9.17%	7.84%	7.60%	9.57%	7.55%
Return on average tangible common equity¹	12.79%	11.53%	11.60%	9.99%	9.75%	11.99%	9.77%
Noninterest income / average assets	0.61%	0.67%	0.66%	0.71%	0.74%	0.64%	0.69%
Noninterest expense / average assets	2.38%	2.44%	2.48%	2.52%	2.50%	2.43%	2.42%
Efficiency ratio	66.32%	66.14%	68.96%	68.98%	69.83%	67.10%	71.06%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.02%	0.88%	0.87%	0.75%	0.74%	0.92%	0.69%
Operating PPNR return on average assets[1]	1.29%	1.25%	1.12%	1.13%	1.08%	1.22%	0.94%
Operating return on average shareholders' equity[1]	10.92%	9.19%	9.17%	7.80%	7.60%	9.78%	7.21%
Operating return on average tangible common equity[1]	13.53%	11.53%	11.60%	9.94%	9.75%	12.25%	9.32%
Operating efficiency ratio[1]	63.61%	65.66%	68.46%	68.58%	69.28%	65.85%	71.55%
Operating noninterest income / average assets[1]	0.59%	0.67%	0.66%	0.70%	0.74%	0.64%	0.64%
Operating noninterest expense / average assets[1]	2.29%	2.44%	2.48%	2.52%	2.50%	2.40%	2.42%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	6.05%	5.99%	5.88%	5.95%	5.95%	5.98%	5.82%
Yield on loans and leases, FTE	6.14%	6.07%	5.97%	6.04%	6.02%	6.06%	5.90%
Yield on earning assets, FTE	5.68%	5.65%	5.56%	5.64%	5.65%	5.63%	5.51%
Cost of interest-bearing deposits	2.98%	2.95%	2.92%	3.02%	3.20%	2.95%	3.19%
Cost of total deposits	2.44%	2.39%	2.37%	2.43%	2.54%	2.40%	2.54%
Cost of interest-bearing liabilities	3.07%	2.99%	2.97%	3.08%	3.29%	3.01%	3.27%
Net interest margin, FTE	3.25%	3.29%	3.21%	3.24%	3.11%	3.25%	2.97%

Per Common Share:
Net income, basic	$0.82	$0.70	$0.67	$0.58	$0.55	$2.18	$1.58
Net income, diluted	0.81	0.69	0.67	0.57	0.54	2.17	1.57
Operating earnings, basic¹	0.86	0.70	0.67	0.57	0.55	2.23	1.51
Operating earnings, diluted¹	0.86	0.69	0.67	0.57	0.54	2.22	1.50
Book value per common share	31.62	30.51	29.73	29.04	28.89	31.62	28.89
Tangible book value per common share¹	26.00	24.42	23.61	22.85	22.67	26.00	22.67
Common shares outstanding	17,028,001	17,017,547	17,017,547	16,925,672	16,926,374	17,028,001	16,926,374

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2025	2025	2025	2024	2024	2025	2024
Operating Earnings:
Net income (GAAP)	$13,686	$11,705	$11,254	$9,640	$9,140	$36,644	$26,500
Noninterest income:
Securities losses (gains), net	3,715	4	—	(64)	—	3,719	—
Gain on sale of former branch building	—	—	—	—	—	—	(1,629)
Gain on sale of SBKI	(3,955)	—	—	—	—	(3,955)	—
Noninterest expenses:
Restructuring expenses	1,310	—	—	—	—	1,310	—
Income taxes:
Income tax effect of adjustments	(276)	(1)	—	17	—	(277)	421
Operating earnings (Non-GAAP)	$14,480	$11,708	$11,254	$9,593	$9,140	$37,441	$25,292
Operating earnings per common share (Non-GAAP):
Basic	$0.86	$0.70	$0.67	$0.57	$0.55	$2.23	$1.51
Diluted	0.86	0.69	0.67	0.57	0.54	2.22	1.50

Operating Noninterest Income:
Noninterest income (GAAP)	$8,637	$8,898	$8,597	$9,030	$9,139	$26,133	$25,122
Securities losses (gains), net	3,715	4	—	(64)	—	3,719	—
Gain on sale of former branch building	—	—	—	—	—	—	(1,629)
Gain on sale of SBKI	(3,955)	—	—	—	—	(3,955)	—
Operating noninterest income (Non-GAAP)	$8,397	$8,902	$8,597	$8,966	$9,139	$25,897	$23,493
Operating noninterest income (Non-GAAP)/average assets[1]	0.59%	0.67%	0.66%	0.70%	0.74%	0.64%	0.64

Operating Noninterest Expense:
Noninterest expense (GAAP)	$33,869	$32,569	$32,296	$32,291	$30,846	$98,736	$88,599
Restructuring expenses	(1,310)	—	—	—	—	(1,310)	—
Operating noninterest expense (Non-GAAP)	$32,559	$32,569	$32,296	$32,291	$30,846	$97,426	$88,599
Operating noninterest expense (Non-GAAP)/average assets[2]	2.29%	2.44%	2.48%	2.52%	2.50%	2.40%	2.42

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$42,430	$40,343	$38,238	$37,783	$35,032	$121,011	$99,567
Operating noninterest income (Non-GAAP)	8,397	8,902	8,597	8,966	9,139	25,897	23,493
Operating noninterest expense (Non-GAAP)	(32,559)	(32,569)	(32,296)	(32,291)	(30,846)	(97,426)	(88,599)
Operating PPNR earnings (Non-GAAP)	$18,268	$16,676	$14,539	$14,458	$13,325	$49,482	$34,461

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.02%	0.88%	0.87%	0.75%	0.74%	0.92%	0.69
Operating PPNR return on average assets (Non-GAAP)[4]	1.29%	1.25%	1.12%	1.13%	1.08%	1.22%	0.94
Return on average tangible common equity (Non-GAAP)[5]	12.79%	11.53%	11.60%	9.99%	9.75%	11.99%	9.77
Operating return on average shareholders' equity (Non-GAAP)[6]	10.92%	9.19%	9.17%	7.80%	7.60%	9.78%	7.21
Operating return on average tangible common equity (Non-GAAP)[7]	13.53%	11.53%	11.60%	9.94%	9.75%	12.25%	9.32

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	66.32%	66.14%	68.96%	68.98%	69.83%	67.10%	71.06
Adjustment for taxable equivalent yields	(0.47)%	(0.47)%	(0.50)%	(0.49)%	(0.55)%	(0.48)%	(0.45)
Adjustment for securities gains (losses)	(4.50)%	(0.01)%	—%	0.09%	—%	(1.65)%	—
Adjustment for sale of branch location	—%	—%	—%	—%	—%	—%	0.94
Adjustment for sale of SBKI	5.57%	—%	—%	—%	—%	1.85%	—
Adjustment for restructuring cost	(3.31)%	—%	—%	—%	—%	(0.97)%	—
Operating efficiency ratio (Non-GAAP)	63.61%	65.66%	68.46%	68.58%	69.28%	65.85%	71.55

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2025	2025	2025	2024	2024
Tangible Common Equity:
Shareholders' equity (GAAP)	$538,482	$519,127	$505,941	$491,461	$489,023
Less goodwill and other intangible assets	95,807	103,588	104,154	104,723	105,324
Tangible common equity (Non-GAAP)	$442,675	$415,539	$401,787	$386,738	$383,699

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$525,829	$511,067	$497,980	$489,172	$478,642
Less average goodwill and other intangible assets	101,326	103,936	104,504	105,093	105,701
Average tangible common equity (Non-GAAP)	$424,503	$407,131	$393,476	$384,079	$372,941

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$31.62	$30.51	$29.73	$29.04	$28.89
Adjustment due to goodwill and other intangible assets	(5.63)	(6.09)	(6.12)	(6.19)	(6.22)
Tangible book value per common share (Non-GAAP)[1]	$26.00	$24.42	$23.61	$22.85	$22.67

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,784,983	$5,490,863	$5,411,217	$5,275,904	$4,908,934
Less goodwill and other intangibles	95,807	103,588	104,154	104,723	105,324
Tangible Assets (Non-GAAP)	$5,689,176	$5,387,275	$5,307,063	$5,171,181	$4,803,610
Tangible common equity to tangible assets (Non-GAAP)	7.78%	7.71%	7.57%	7.48%	7.99%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.